EXHIBIT 99

FOR IMMEDIATE RELEASE	Contact: Alan D. Eskow Executive Vice President and Chief Financial Officer (973) 305-4003

Valley National Bancorp Increases Loans For The Quarter By $229 Million

Reflecting 14% Annualized Growth

WAYNE, NJ, July 14, 2004 – Gerald H. Lipkin, Chairman, President and CEO of Valley National Bancorp (NYSE:VLY) stated, “We are pleased to report that during the quarter loans grew by $229 million across all areas of the bank at an annualized rate of 14.6 percent. Our business development group and small business initiative, which started in January, are showing excellent results. This translated into higher loan growth during the second quarter. Furthermore, this group continues to build a very strong pipeline of future commercial loan closings. Additionally, residential mortgages and consumer loans, which consist mostly of automobile loans, showed strong increases during the second quarter.

“Earnings continue to be strong, although not growing at a pace we would like to see mainly due to continued margin compression. The recent upward movement in the prime rate, as well as anticipated increases in the future should help reverse the margin compression. Funding strategies initiated in July of 2003 through the current quarter continue to impact net interest income. We have refinanced or secured almost $600 million in long-term borrowings with an average cost of 81 basis points less than currently available comparable maturities. This should help our net interest income as interest rates rise. We were pleased that our net interest income increased on a linked quarter basis as a result of our loan growth, even though asset yields declined by 14 basis points.”

Valley earned net income per diluted share of $0.76 for the six months ended June 30, 2004 compared to $0.76 per diluted share for the six months ended June 30, 2003. Net income for the first six months of 2004 was $75.2 million, compared with $75.7 million for the first six months of 2003. All data reflects the 5 percent stock dividend that was issued May 17, 2004.

Net income for the second quarter of 2004 was $0.37 per diluted share or $36.7 million compared to $0.38 per diluted share or $37.7 million for the second quarter of 2003.

Valley National Bancorp (NYSE: VLY)

2004 2nd Quarter Earnings

July 14, 2004

Net interest income for the first six months of 2004 on a tax equivalent basis was $184.7 million with a net interest margin of 3.96 percent. That compares with net interest income of $181.1 million and a net interest margin of 4.22 percent for the same period in 2003. Net interest income for the current quarter grew $1.2 million to $92.9 million while the net interest margin declined to 3.90 percent from 4.02 percent in the first quarter of 2004. Continued historical low interest rates in conjunction with higher pay downs and higher amortization of investments impacted the margin for the quarter.

For the first six months of 2004, Valley achieved an annualized return on average shareholders’ equity (ROE) of 22.37 percent, an annualized return on average assets (ROA) of 1.51 percent and an efficiency ratio of 47.9 percent. The efficiency ratio measures Valley’s total non-interest expense as a percentage of net interest income plus total non-interest income. These ratios continue to place Valley among the nation’s best performing banks.

Total loans increased $374 million or 6.1 percent to $6.5 billion at June 30, 2004, from $6.1 billion at June 30, 2003 and compared to $6.2 billion at December 31, 2003. On a linked quarter, total loans grew $229 million, or 3.6 percent. This increase represents strong growth across the entire loan portfolio.

Total deposits increased $348 million or 5.0 percent to $7.4 billion at June 30, 2004, from $7.0 billion at June 30, 2003 and compared to $7.2 billion at December 31, 2003. On a linked quarter, demand and savings deposits increased $243 million or 4.8 percent. Valley’s cost of total deposits for the first half of 2004 was 0.89 percent, down from 1.11 percent in the first half of 2003.

Total non-performing assets, which include non-accrual loans and other real estate owned (OREO), totaled $15.1 million or 0.23 percent of loans and OREO at June 30, 2004. This was down from $24.1 million at June 30, 2003 and $23.1 million at December 31, 2003. Net charge-offs were $3.2 million during the first half of 2004 or 0.10 percent of average loans.

Total loans past due in excess of 30 days declined to 0.55 percent of all loans at June 30, 2004 compared with 0.75 percent at June 30, 2003 and 0.92 percent at December 31, 2003. Loans past due 90 days or more and still accruing at June 30, 2004 were $5.0 million, or 0.08 percent of total loans, compared to $3.0 million at June 30, 2003 and $2.8 million at December 31, 2003.

The provision for loan losses was $3.3 million for the first half of 2004 and $1.5 million for the second quarter of 2004. The provision was in excess of net charge-offs for both the six month period and during the quarter.

Non-interest income for the first half of 2004 was $43.7 million compared to $51.9 million for the first half of 2003 while the second quarter non-interest income was $20.7 million compared to $26.2 million for the same quarter in 2003. The decrease was mainly due to

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Valley National Bancorp (NYSE: VLY)

2004 2nd Quarter Earnings

July 14, 2004

lower security gains and lower gains on the sale of residential mortgage loans. The industry wide reduction in residential mortgage activity resulted in lower title insurance premiums during the quarter and the first six months of 2004. On a linked quarter non-interest income was lower by $2.3 million also mostly due to lower security gains.

Non-interest expense for the first half of 2004 decreased $2.2 million or 2.0 percent to $107.9 million from the first half of 2003 and decreased $1.1 million for the second quarter of 2004 compared to the same period in 2003, both due to lower employment and amortization expenses partially offset by an increase in depreciation.

Valley’s risk-based capital ratios were 10.99 percent for Tier 1 capital and 11.83 percent for total capital. The Tier 1 leverage ratio was 8.32 percent. At June 30, 2004, shareholders’ equity increased to $658.6 million from $629.1 million a year ago.

Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank currently operates 129 branch offices located in 83 communities serving 11 counties in northern New Jersey and Manhattan. Valley’s web site can be found at http://www.valleynationalbank.com.

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Cautionary Statement Concerning Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “expect,” “anticipate,” “look,” “view,” “opportunities,” “allow,” “continues,” “reflects,” “believe,” “may,” “will,” “should” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Valley assumes no obligation for updating any such forward-looking statement at any time. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, unanticipated changes in the direction of interest rates, changes in loan, investment and mortgage prepayment assumptions, changes in effective income tax rates, higher or lower cash flow levels than anticipated, slowdown in levels of deposit growth, a decline in the economy in New Jersey and New York, a decrease in loan origination volume, as well as a change in legal and regulatory barriers and the development of new tax strategies or the disallowance of prior tax strategies.

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-Tables to Follow-

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Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except for share data)	2004	2003	2004	2003
SELECTED FINANCIAL DATA:
Net income	$36,729	$37,729	$75,161	$75,711
Net interest income	91,386	88,823	181,603	178,047
Net interest income - FTE (1)	92,938	90,371	184,710	181,100

Weighted Average Number of Shares Outstanding: (2)
Diluted	99,116,527	99,029,249	99,126,182	99,420,148

Per share data: (2)
Basic earnings	$0.37	$0.38	$0.76	$0.77
Diluted earnings	0.37	0.38	0.76	0.76
Cash dividends declared	0.225	0.21	0.44	0.42
Book value	6.67	6.39	6.67	6.39
Closing stock price - high	27.14	25.84	27.43	25.84
Closing stock price - low	24.15	22.87	24.15	21.77

FINANCIAL RATIOS:
Net interest margin - FTE (1)	3.90%	4.16%	3.96%	4.22%
Annualized return on average assets	1.45	1.62	1.51	1.65
Annualized return on average equity	21.56	24.27	22.37	24.16
Efficiency ratio (3)	48.88	48.63	47.88	47.88

SELECTED BALANCE SHEET ITEMS AND RATIOS

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2004	2003	2004	2003
AVERAGE BALANCE SHEET ITEMS:
Assets	$10,142,322	$9,314,513	$9,957,712	$9,200,881
Interest earning assets	9,521,979	8,692,965	9,330,816	8,588,703
Loans	6,371,083	6,050,578	6,301,040	5,954,306
Interest bearing liabilities	7,682,550	7,084,794	7,519,346	6,983,629
Deposits	7,330,069	6,863,701	7,274,956	6,749,512
Shareholders’ equity	681,387	621,874	671,840	626,652

ALLOWANCE FOR LOAN LOSSES:
Beginning of period	$64,796	$66,791	$64,650	$64,087
Provision for loan losses	1,476	1,755	3,324	5,010
Charge-offs	2,501	2,143	5,980	4,310
Recoveries	1,041	1,074	2,818	2,690
End of period	$64,812	$67,477	$64,812	$67,477

(1)	Net interest income and net interest margin are presented on a tax equivalent basis using a 35 percent federal tax rate. Valley believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules.
(2)	Share data reflects the 5 percent stock dividend issued May 17, 2004.
(3)	The efficiency ratio measures Valley’s total non-interest expense as a percentage of net interest income plus total non-interest income.

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	As of June 30,
(Dollars in thousands)	2004	2003
BALANCE SHEET ITEMS:
Assets	$10,484,538	$9,512,756
Loans	6,507,689	6,133,388
Deposits	7,374,502	7,026,076
Shareholders’ equity	658,563	629,134
CAPITAL RATIOS:
Tier 1 leverage ratio	8.32%	8.20%
Risk-based capital - Tier 1	10.99	10.85
Risk-based capital - Total Capital	11.83	11.92
ASSET QUALITY:
Non-accrual loans	$14,594	$23,894
Other real estate owned (OREO)	524	172
Total non-performing assets	15,118	24,066
Loans past due 90 days or more and still accruing	4,952	3,023
ASSET QUALITY RATIOS:
Non-performing assets to total loans plus other real estate owned (OREO)	0.23%	0.39%
Allowance for loan losses to loans	1.00	1.10
Net charge-offs to average loans	0.10	0.05

SHAREHOLDER RELATIONS

Requests for copies of reports and/or other inquiries should be directed to Dianne Grenz, Director of Public & Shareholder Relations, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey, 07470, by telephone at (973) 305-3380, by fax at (973) 696-2044 or by e-mail at dgrenz@valleynationalbank.com.

VALLEY NATIONAL BANCORP

Consolidated Statements of Financial Condition

($ in thousands, except for share data)

	June 30,
	2004	2003
Assets
Cash and due from banks	$247,721	$241,325
Securities:
Available for sale	1,913,624	2,126,734
Held to maturity	1,319,248	605,695
Trading account	2,174	3,524

Total securities	3,235,046	2,735,953

Loans held for sale	5,508	79,326
Loans	6,502,181	6,054,062
Less: Allowance for loan losses	(64,812)	(67,477)

Loans, net	6,437,369	5,986,585

Premises and equipment, net	138,672	116,549
Due from customers on acceptances outstanding	11,897	10,667
Accrued interest receivable	43,547	41,219
Intangible assets	48,278	53,004
Bank owned life insurance	167,517	161,910
Other assets	148,983	86,218

Total assets	$10,484,538	$9,512,756

Liabilities

Deposits:
Non-interest bearing	$1,738,417	$1,598,087
Interest bearing:
Savings	3,529,446	3,159,926
Time	2,106,639	2,268,063

Total deposits	7,374,502	7,026,076

Federal funds purchased and securities sold under agreements to repurchase	452,836	449,116
Treasury tax and loan account and other short-term borrowings	27,093	17,268
Long-term debt	1,820,308	1,278,785
Bank acceptances outstanding	11,897	10,667
Accrued expenses and other liabilities	139,339	101,710

Total liabilities	9,825,975	8,883,622

Shareholders’ Equity (1)
Preferred stock, no par value 30,000,000 shares authorized; none issued	0	0
Common stock, no par value, authorized 157,042,457 shares; issued 98,898,316 shares in 2004 and 98,962,333 shares in 2003	34,956	33,332
Surplus	438,481	319,140
Retained earnings	198,042	254,078
Unallocated common stock held by the employee benefit plan	(170)	(352)
Accumulated other comprehensive (loss)/gain	(7,808)	36,123

	663,501	642,321
Treasury stock, at cost (197,149 common shares in 2004 and 525,342 in 2003)	(4,938)	(13,187)

Total shareholders’ equity	658,563	629,134

Total liabilities and shareholders’ equity	$10,484,538	$9,512,756

1 - Share data reflects the 5 percent stock dividend issued May 17, 2004.

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except for share data)

	Three Months Ended June 30,
	2004	2003
Interest Income
Interest and fees on loans	$88,967	$92,225
Interest and dividends on investment securities	36,675	33,729
Interest on federal funds sold and other short-term investments	34	86

Total interest income	125,676	126,040

Interest Expense
Interest on deposits:
Savings deposits	5,162	6,427
Time deposits	11,038	12,218
Interest on other borrowings	18,090	18,572

Total interest expense	34,290	37,217

Net Interest Income	91,386	88,823
Provision for loan losses	1,476	1,755

Net interest income after provision for loan losses	89,910	87,068

Non-Interest Income
Trust and investment services	2,183	2,156
Insurance premiums	3,745	4,202
Service charges on deposit accounts	5,171	5,682
Gains on securities transactions, net	1,051	2,968
Fees from loan servicing	2,034	2,459
Gains on sales of loans, net	691	2,727
Bank owned life insurance	1,534	1,564
Other	4,321	4,464

Total non-interest income	20,730	26,222

Non-Interest Expense
Salary expense	24,173	24,647
Employee benefit expense	5,791	5,892
Net occupancy expense	8,860	8,767
Amortization of intangible assets	2,690	3,609
Other	13,283	13,028

Total non-interest expense	54,797	55,943

Income before income taxes	55,843	57,347
Income tax expense	19,114	19,618

Net Income	$36,729	$37,729

Earnings Per Share: (1)
Basic	$0.37	$0.38
Diluted	$0.37	$0.38

Weighted Average Number of Shares Outstanding: (1)
Basic	98,660,022	98,488,665
Diluted	99,116,527	99,029,249

1 - Share data reflects the 5 percent stock dividend issued May 17, 2004.

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except for share data)

	Six Months Ended June 30,
	2004	2003
Interest Income
Interest and fees on loans	$176,799	$184,052
Interest and dividends on investment securities	72,268	68,246
Interest on federal funds sold and other short-term investments	124	173

Total interest income	249,191	252,471

Interest Expense
Interest on deposits:
Savings deposits	9,875	13,137
Time deposits	22,441	24,171
Interest on other borrowings	35,272	37,116

Total interest expense	67,588	74,424

Net Interest Income	181,603	178,047
Provision for loan losses	3,324	5,010

Net interest income after provision for loan losses	178,279	173,037

Non-Interest Income
Trust and investment services	4,415	4,230
Insurance premiums	7,417	9,004
Service charges on deposit accounts	9,998	10,959
Gains on securities transactions, net	4,617	6,179
Fees from loan servicing	4,211	4,451
Gains on sales of loans, net	1,508	5,315
Bank owned life insurance	3,112	3,078
Other	8,451	8,646

Total non-interest income	43,729	51,862

Non-Interest Expense
Salary expense	48,279	49,067
Employee benefit expense	11,207	12,198
Net occupancy expense	18,130	17,182
Amortization of intangible assets	4,889	6,375
Other	25,373	25,259

Total non-interest expense	107,878	110,081

Income before income taxes	114,130	114,818
Income tax expense	38,969	39,107

Net Income	$75,161	$75,711

Earnings Per Share: (1)
Basic	$0.76	$0.77
Diluted	$0.76	$0.76
Weighted Average Number of Shares Outstanding: (1)
Basic	98,629,884	98,937,601
Diluted	99,126,182	99,420,148

1 - Share data reflects the 5 percent stock dividend issued May 17, 2004.

Valley National Bancorp

(dollars in thousands)

	End of Period - 06/30/04	End of Period - 03/31/04	End of Period - 12/31/03	End of Period - 06/30/03
	Loan Portfolio	Loan Portfolio	Loan Portfolio	Loan Portfolio
Commercial Loans	$1,205,739	$1,180,310	$1,184,652	$1,163,176

Construction	254,007	265,993	222,748	203,391
Residential Mortgage	1,699,035	1,614,999	1,596,859	1,648,293
Commercial Mortgage	1,692,201	1,607,486	1,553,037	1,564,096

Total Mortgage Loans	3,645,243	3,488,478	3,372,644	3,415,780

Home Equity	486,962	477,793	476,149	467,322
Credit Card	9,636	9,743	10,722	10,727
Automobile	1,058,238	1,011,844	1,013,938	958,900
Other Consumer	101,871	110,731	114,304	117,483

Total Consumer Loans	1,656,707	1,610,111	1,615,113	1,554,432

Total Loans	$6,507,689	$6,278,899	$6,172,409	$6,133,388

	Quarter End - 6/30/04			Quarter End - 03/31/04			Quarter End - 12/31/03			Quarter End - 06/30/03
	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate
Assets
Loans	$6,371,083	$89,002	5.59%	$6,230,219	$87,869	5.64%	$6,163,441	$89,553	5.81%	$6,050,578	$92,283	6.10%
Taxable Investments	2,819,716	33,850	4.80%	2,593,634	32,774	5.05%	2,525,018	31,655	5.01%	2,375,933	30,962	5.21%
Non-Taxable Investments	317,298	4,342	5.47%	289,643	4,337	5.99%	267,097	4,291	6.43%	244,754	4,257	6.96%
Fed Funds and Other Int. Earning Assets	13,882	34	0.98%	24,032	90	1.50%	90,107	230	1.02%	21,700	86	1.59%

Total Int. Earning Assets	9,521,979	127,228	5.34%	9,137,528	125,070	5.48%	9,045,663	125,729	5.56%	8,692,965	127,588	5.87%

Other Assets	620,343			633,523			638,693			621,548
Total Average Assets	$10,142,322			$9,771,051			$9,684,356			$9,314,513

Liabilities and Shareholders’ Equity
Savings	$3,446,731	$5,162	0.60%	$3,299,834	$4,713	0.57%	$3,267,588	$4,831	0.59%	$3,096,965	$6,427	0.83%
Time Deposits	2,167,642	11,038	2.04%	2,242,311	11,403	2.03%	2,311,486	11,969	2.07%	2,229,817	12,218	2.19%
S/T Borrowings	372,815	921	0.99%	236,586	499	0.84%	199,562	422	0.85%	478,997	1,404	1.17%
Long-term Debt	1,695,362	17,169	4.05%	1,575,598	16,683	4.24%	1,547,426	18,134	4.69%	1,279,015	17,168	5.37%

Interest Bearing Liabilities	7,682,550	34,290	1.79%	7,354,329	33,298	1.81%	7,326,062	35,356	1.93%	7,084,794	37,217	2.10%

Non-Interest Bearing	1,715,696			1,677,087			1,639,331			1,536,919
Other Liabilities	62,689			77,448			74,187			70,926
Shareholders’ Equity	681,387			662,187			644,776			621,874
Total Average Liabilities and Shareholders’ Equity	$10,142,322			$9,771,051			$9,684,356			$9,314,513

Net Interest Income and Margin - tax equivalent basis		$92,938	3.90%		$91,772	4.02%		$90,373	4.00%		$90,371	4.16%

Notes:

Interest income is presented on a tax equivalent basis using a 35 percent federal tax rate.

Loans are stated net of unearned income and include non-accrual loans.